Exhibit 10(aq)

	Non-Employee Director Compensation
	Effective March 2018

	Board Member Fees:

	Annual Retainer:	$60,000
	Annual Equity Award:	$120,000	(1)(2)

		$180,000

	Lead Director Fee:	$20,000

	Committee Chair Fees:

	Audit	$15,000
	Compensation	$15,000
	Nominating & Governance	$10,000
	Regulatory & Compliance	$15,000

	Meeting Fees:	$1,500	(3)

(1)	Target Value of restricted stock units
(2)	New Directors receive an award of a pro-rated number of shares of the most recent annual grant based on the months remaining until the next annual grant
(3)	For meetings attended in excess of 24 in a year